Exhibit 99.1

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 12, 2021

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2021

Williamsburg, Virginia – May 12, 2021 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2021. The Company’s results include the following*:

	Three Months Ended
	March 31, 2021	March 31, 2020
	($ in thousands except per share data)
Total Revenue	$22,636	$37,208
Net loss attributable to common stockholders	(9,065)	(14,324)

EBITDA	3,290	1,606
Hotel EBITDA	4,201	5,059

FFO attributable to common stockholders and unitholders	(4,800)	(10,566)
Adjusted FFO attributable to common stockholders and unitholders	(5,173)	(3,626)

Net loss per common share	$(0.62)	$(1.01)
FFO per common share and unit	$(0.30)	$(0.68)
Adjusted FFO per common share and unit	$(0.33)	$(0.23)

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

COVID-19 UPDATE

The impact of the COVID-19 pandemic on the hospitality industry has been significant, with demand for hotel rooms in all of the markets the Company operates significantly reduced and occupancy rates reaching historic lows. We continued to experience a substantial decline in our revenues, profitability, and cash flows from operations during the first quarter of 2021 as compared to the same period in 2019, before the pandemic. While the extent and duration of the negative effects resulting from COVID-19 on the Company’s business are highly uncertain and difficult to predict, we expect materially adverse effects on our operations and financial results to continue until travel and business restrictions are eased, travel orders are lifted, consumer confidence is restored, and a recovery of the lodging sector takes hold. The COVID-19 pandemic has also significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets, which has limited our access to capital and has increased our cost of capital.

We continue to follow the procedures and strategies that we introduced at the outset of the pandemic, including enhanced cleaning protocols as well as several cost reduction initiatives.

ESTIMATED MONTHLY CASH USE

The Company estimates the average monthly cash use across its portfolio for the second quarter to be approximately $1.7 million based on the following assumptions:

•	Average hotel-level monthly positive cash flow of approximately $1.70 to $1.85 million;
•	Corporate-level monthly G&A cash use of $0.45 to $0.55 million;
•	Capital expenditures of approximately $0.30 to $0.35 million; and
•

Corporate finance-related monthly cash use of $2.25 million, which includes principal and interest payments on the Company’s outstanding mortgage debt; exclusive of a payment of approximately $1.3 million paid on April 30, 2021 in conjunction with the loan modification and reinstatement agreement with the lender on our DoubleTree Resort by Hilton Hollywood Beach that related to monthly payments for the months of January through March 2021.

HIGHLIGHTS

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort and Residences, during the three-month period ending March 31, 2021, decreased 26.0% over the three months ended March 31, 2020, to $66.14 reflecting a 21.1% decrease in occupancy and a 6.1% decrease in average daily rate (“ADR”).

•

Revenue.  For the three-month period ending March 31, 2021, total revenue decreased 39.2% over the three-month period ending March 31, 2020, to approximately $22.6 million compared to approximately $37.2 million for the three-month period ending March 31, 2020.

•

Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended March 31, 2021. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.  Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $4.2 million during the three-month period ending March 31, 2021. Hotel EBITDA decreased 17.0%, or approximately $0.9 million, over the three months ended March 31, 2020.

•

Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending March 31, 2021, adjusted FFO attributable to common stockholders and unitholders decreased 42.7%, or approximately $1.5 million, over the three months ended March 31, 2020.

Dave Folsom, President and Chief Executive Officer, of Sotherly Hotels Inc., commented, “With the successful vaccine rollout and improvement in case counts we are growing increasingly optimistic that the lodging sector has entered a sustained recovery. The initial phase of the recovery, which we experienced during the first quarter, was largely characterized by domestic leisure travel. As state and local government restrictions were relaxed, leisure demand began to emerge as travelers appeared to be more comfortable with scheduling long awaited trips and vacations. We were encouraged by our portfolio’s stronger leisure demand during the first quarter, which surpassed pre-pandemic levels at some of our hotels. We have also seen an initial, albeit small, amount of group and individual business travel at some hotels. As a result of this increased demand and our successful management of margins and flowthrough during the quarter, we were able to exceed our budgeted expectations. Moving forward, we believe leisure travel, which is being fueled by pent up demand and increased consumer savings during the pandemic, will continue to be the primary driving force behind the recovery into the second and third quarters.”

Balance Sheet/Liquidity

As of March 31, 2021, the Company had approximately $33.0 million of available cash and cash equivalents, of which approximately $11.9 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $389.1 million in outstanding debt, net, including mortgage and secured and unsecured principal balances, at a weighted average interest rate of approximately 4.66%.

Other Developments

We have entered into various forbearance and loan modification agreements with our lenders for the mortgage loans secured by our hotels located in Laurel, MD, Savannah, GA, Wilmington, NC, Philadelphia, PA, Houston, TX, Jeffersonville, IN, Raleigh, NC,

Tampa, FL, Arlington, VA, and Hollywood, FL.  These agreements generally allow us to defer payments of principal and interest for periods that began in April 2020 and that extend through to various dates ending between February 2021 and December 2021.

On April 30, 2021, we entered into a loan modification and reinstatement agreement with the mortgage lender for the DoubleTree Resort by Hilton Hollywood Beach pursuant to which we agreed with the lender to amend and reinstate the promissory note and loan agreement on revised terms.  Under the amended loan agreement and promissory note the Company (i) paid to the lender contemporaneously with the closing of the amendment and reinstatement an aggregate amount of approximately $4 million made up of (i) tax and insurance reserves required to be funded in certain reserve accounts in the aggregate amount of approximately $2.5 million; (ii) a lump sum payment of approximately $1.3 million in respect of amounts owed by us relating to payments for the period from January through March 2021; (iii) certain FF&E reserve amounts required to be deposited with the lender; and (iv) certain other fees and expenses.  In addition, we agreed to (a) begin regular monthly payments on May 1, 2021; (b) pay the aggregate amount owed by the Company relating to deferred monthly payments for the period from April through December 2020 in 24 equal monthly installments of $119,591.36 beginning on January 1, 2021 and continuing through December 2022; and (c) certain other amended terms, including to restrict the borrower under the promissory note from making any distributions until all such deferred payments have been made. In consideration for the payments made at closing and the other amended terms the loan agreement, promissory note and other loan documents thereunder were amended and reinstated in accordance with their respective terms and conditions and the lender agreed to certain accommodations, including the waiver of the cash sweep period trigger for a period of time and to forbear in collection of default interest and late payment charges accrued and unpaid under the loan agreement and promissory note, provided that in the event of a future default those amounts will become due immediately and the waivers will no longer be effective.

2021 Outlook

Due to the uncertainties related to the COVID-19 pandemic and its impact on travel, the Company is unable to provide guidance for 2021.

Earnings Call/Webcast

The Company will conduct its first quarter 2021 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Wednesday, May 12, 2021. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 12, 2021 through May 12, 2022. To access the rebroadcast, dial 877-344-7529 and enter conference number 10155016.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until May 12, 2022.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions mandated and taken to contain the pandemic or mitigate its impact, the Company’s ability to negotiate forbearance and/or modifications agreements with its lenders on acceptable terms, or at all, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including the novel coronavirus (COVID-19); the availability and terms of financing and capital and the general volatility of the securities markets;; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020

ASSETS
Investment in hotel properties, net	$423,680,858	$427,824,585
Cash and cash equivalents	21,087,141	25,297,771
Restricted cash	11,893,733	10,002,775
Accounts receivable, net	3,494,017	1,779,776
Accounts receivable - affiliate	193,096	401,924
Prepaid expenses, inventory and other assets	8,283,930	7,726,980
Deferred income taxes	—	-
TOTAL ASSETS	$468,632,775	$473,033,811
LIABILITIES
Mortgage loans, net	$356,536,623	$357,545,977
Secured notes, net	18,801,454	18,694,355
Unsecured notes, net	10,719,100	10,719,100
Accounts payable and accrued liabilities	39,769,291	35,631,931
Advance deposits	1,418,509	1,964,073
Dividends and distributions payable	4,277,070	4,277,070
TOTAL LIABILITIES	$431,522,047	$428,832,506
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,610,000 shares issued and outstanding; aggregate liquidation preference $44,275,000 and $42,655,000, at March 31, 2021 and December 31, 2020, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, 1,554,610 shares issued and outstanding; aggregate liquidation preference $42,691,052 and $41,160,731, at March 31, 2021 and December 31, 2020, respectively.	15,546	15,546
8.25% Series D cumulative redeemable perpetual preferred stock, 1,200,000 shares issued and outstanding; aggregate liquidation preference $33,093,750 and $31,856,250, each at March 31, 2021 and December 31, 2020, respectively.	12,000	12,000
Common stock, par value $0.01, 69,000,000 shares authorized, 15,175,231 shares issued and outstanding at March 31, 2021 and 15,023,850 shares issued and outstanding at December 31, 2020.	151,752	150,238
Additional paid-in capital	180,616,728	180,189,699
Unearned ESOP shares	(3,580,087)	(3,636,026)
Distributions in excess of retained earnings	(134,073,574)	(127,197,489)
Total Sotherly Hotels Inc. stockholders’ equity	43,158,465	49,550,068
Noncontrolling interest	(6,047,737)	(5,348,763)
TOTAL EQUITY	37,110,728	44,201,305
TOTAL LIABILITIES AND EQUITY	$468,632,775	$473,033,811

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020

REVENUE
Rooms department	$15,493,604	$24,744,923
Food and beverage department	1,543,240	8,143,974
Other operating departments	5,598,688	4,319,568
Total revenue	22,635,532	37,208,465
EXPENSES
Hotel operating expenses
Rooms department	3,996,617	7,083,191
Food and beverage department	910,264	6,612,306
Other operating departments	1,938,877	2,271,629
Indirect	11,589,077	16,181,841
Total hotel operating expenses	18,434,835	32,148,967
Depreciation and amortization	4,982,015	4,982,876
Corporate general and administrative	1,300,958	1,880,125
Total hotel operating expenses	24,717,808	39,011,968
NET OPERATING LOSS	(2,082,276)	(1,803,503)
Other income (expense)
Interest expense	(5,919,523)	(4,561,840)
Interest income	38,599	60,365
Unrealized gain (loss) on hedging activities	390,185	(1,585,632)
Gain on involuntary conversion of assets	—	12,439
Net loss before income taxes	(7,573,015)	(7,878,171)
Income tax provision	(2,609)	(5,454,034)
Net loss	(7,575,624)	(13,332,205)
Less: Net loss attributable to noncontrolling interest	699,539	1,197,416
Net loss attributable to the Company	(6,876,085)	(12,134,789)
Declared and undeclared distributions to preferred stockholders	(2,188,910)	(2,188,910)
Net loss attributable to common stockholders	$(9,064,995)	$(14,323,699)
Net loss per share attributable to common stockholders
Basic	$(0.62)	$(1.01)
Weighted average number of common shares outstanding
Basic	14,615,720	14,246,216

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2021 and 2020, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), Accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences during the three months ended March 31, 2021 and the corresponding periods in 2020.

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Actual Portfolio Metrics
Occupancy %	41.1%	54.4%
ADR	$132.78	$158.44
RevPAR	$54.55	$86.16
Composite Portfolio Metrics
Occupancy %	41.8%	53.0%
ADR	$158.40	$168.63
RevPAR	$66.14	$89.35

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2021, 2020 and 2019, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2021	Q1 2020	Q1 2019
The DeSoto Savannah, Georgia	41.4%	39.9%	63.8%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	56.5%	69.3%	83.0%
DoubleTree by Hilton Laurel Laurel, Maryland	46.9%	48.0%	61.3%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	42.2%	53.1%	64.9%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	28.8%	56.4%	71.9%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	40.9%	61.9%	78.3%
Georgian Terrace Atlanta, Georgia	36.7%	48.6%	75.3%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	69.0%	67.4%	79.7%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	33.6%	47.8%	62.4%
Hyatt Centric Arlington Arlington, Virginia	37.1%	54.7%	73.0%
Sheraton Louisville Riverside Jeffersonville, Indiana	47.9%	50.9%	54.1%
The Whitehall Houston, Texas	15.9%	52.6%	64.6%
Hyde Resort & Residences (1) Hollywood Beach, Florida	58.5%	51.2%	67.7%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	43.4%	17.9%	-
All properties weighted average	41.8%	53.0%	69.9%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q1 2021	Q1 2020	Q1 2019
The DeSoto Savannah, Georgia	$148.92	$163.72	$180.28
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$122.22	$146.87	$146.30
DoubleTree by Hilton Laurel Laurel, Maryland	$95.68	$100.24	$109.61
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$96.15	$116.10	$125.43
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$93.29	$136.23	$136.22
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$204.31	$240.73	$231.09
Georgian Terrace Atlanta, Georgia	$174.55	$201.86	$249.49
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$165.07	$164.78	$143.83
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$130.64	$143.93	$137.75
Hyatt Centric Arlington Arlington, Virginia	$104.09	$170.57	$176.47
Sheraton Louisville Riverside Jeffersonville, Indiana	$90.25	$104.29	$113.18
The Whitehall Houston, Texas	$113.31	$147.68	$146.15
Hyde Resort & Residences (1) Hollywood Beach, Florida	$456.89	$336.89	$334.37
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$426.82	$341.96	$-
All properties weighted average	$158.40	$168.63	$174.24

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q1 2021	Q1 2020	Q1 2019
The DeSoto Savannah, Georgia	$61.72	$65.39	$114.94
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$69.09	$101.73	$121.38
DoubleTree by Hilton Laurel Laurel, Maryland	$44.83	$48.14	$67.21
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$40.53	$61.62	$81.45
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$26.89	$76.87	$97.91
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$83.59	$149.00	$180.89
Georgian Terrace Atlanta, Georgia	$64.12	$98.03	$187.75
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$113.94	$111.04	$114.67
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$43.93	$68.78	$86.00
Hyatt Centric Arlington Arlington, Virginia	$38.66	$93.36	$128.87
Sheraton Louisville Riverside Jeffersonville, Indiana	$43.26	$53.13	$61.18
The Whitehall Houston, Texas	$17.97	$77.63	$94.37
Hyde Resort & Residences (1) Hollywood Beach, Florida	$267.47	$172.46	$226.23
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$185.08	$61.37	$-
All properties weighted average	$66.14	$89.35	$121.86

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Net loss attributable to common stockholders	$(9,064,995)	$(14,323,699)
Add: Net loss attributable to noncontrolling interest	(699,539)	(1,197,416)
Depreciation and amortization - real estate	4,964,515	4,967,449
Gain on involuntary conversion of assets	—	(12,439)
FFO attributable to common stockholders and unitholders	$(4,800,019)	$(10,566,105)
Decrease in deferred income taxes	—	5,412,084
Amortization	17,500	15,427
Contract termination fee refund	—	(72,960)
Unrealized loss (gain) on hedging activities	(390,185)	1,585,632
Adjusted FFO attributable to common stockholders and unitholders	$(5,172,704)	$(3,625,922)

Weighted average number of shares outstanding, basic	14,615,720	14,246,216

Weighted average number of non-controlling units	1,166,440	1,239,188

Weighted average number of shares and units outstanding, basic	15,782,160	15,485,404

FFO per common share and unit	$(0.30)	$(0.68)

Adjusted FFO per common share and unit	$(0.33)	$(0.23)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Net loss attributable to common stockholders	$(9,064,995)	$(14,323,699)
Add: Net loss attributable to noncontrolling interest	(699,539)	(1,197,416)
Interest expense	5,919,523	4,561,840
Interest income	(38,599)	(60,365)
Income tax provision	2,609	5,454,034
Depreciation and amortization	4,982,015	4,982,876
Distributions to preferred stockholders	2,188,910	2,188,910
EBITDA	3,289,924	1,606,180
Gain on involuntary conversion of assets	—	(12,439)
Subtotal	3,289,924	1,593,741
Corporate general and administrative	1,300,958	1,880,125
Unrealized loss (gain) on hedging activities	(390,185)	1,585,632
Hotel EBITDA	$4,200,697	$5,059,498

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO, EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.